UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 2, 2013

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 3, 2013, Kodiak Oil & Gas Corp. (“Kodiak”) issued a press release announcing the results and completion of its offers to exchange $350,000,000 aggregate principal amount of its 5.50% Senior Notes due 2021 for an equal amount of registered 5.50% Senior Notes due 2021 and to exchange any and all of their $400,000,000 aggregate principal amount of 5.50% Senior Notes due 2022 for an equal amount of registered 5.50% Senior Notes due 2022.

The exchange offers each expired at 5:00 p.m., New York City time, on December 2, 2013. Following the expiration, U.S. Bank National Association, the exchange agent for the exchange offers, advised that $350,000,000 aggregate principal amount of its 5.50% Senior Notes due 2021 and $400,000,000 aggregate principal amount of 5.50% Senior Notes due 2022 were validly tendered and not withdrawn prior to the expiration of the exchange offers. All of the notes validly tendered and not withdrawn have been accepted for exchange pursuant to the terms of the exchange offers and the exchange offers were consummated on December 3, 2013. The exchange offers were conducted upon the terms and subject to the conditions set forth in Kodiak’s prospectus dated October 30, 2013, and the related letter of transmittal.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Kodiak Oil & Gas Corp. dated December 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

	By:	/s/ James P. Henderson
James P. Henderson
Date: December 3, 2013		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Kodiak Oil & Gas Corp. dated December 3, 2013